UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2005 / April 5, 2005

(Date of Report/Date of earliest event reported)

EQUINOX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-112531	13-4034296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

895 Broadway

New York, New York 10003

(Address and zip code of principal executive offices)

212-780-9300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

As previously disclosed on Form 8-K (filed with the Securities and Exchange Commission on January 13, 2005), Equinox Holdings reported that Christopher J. Peluso resigned from his position as Equinox Holdings’ Executive Vice President and Chief Operating Officer on January 7, 2005.

On April 5, 2005, Mr. Peluso executed a Separation Agreement with Equinox Holdings.  Pursuant to this agreement, Mr. Peluso will receive lump sum payment of $125,000 within 5 business days after the expiration a 7-day revocation period, and has agreed to the cancellation of all of his outstanding stock options.  In addition, Mr. Peluso has received and will continue to receive salary continuation payments through approximately July 7, 2005, which in the aggregate will total $150,000.  This agreement also contains a mutual general release of claims and mutual non-disparagement provisions, and Mr. Peluso continues to be bound by 12-month post-termination non-compete and an 18-month post-termination non-solicitation provisions.

ITEM 9.01             Financial Statements and Exhibits.

(c)           Exhibits

10.9         Separation Agreement, dated April 5, 2005, by and between Equinox Holdings, Inc. and Christopher Peluso.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINOX HOLDINGS, INC.
(Registrant)

By:	/s/ SCOTT ROSEN
Name: Scott Rosen
Title: Executive Vice President and Chief Financial Officer

Date: April 11, 2005